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                                  EXHIBIT 23.2
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 23, 1996, except for Note 2 as to which the date is February 1, 1996, on our audits of the consolidated financial statements of Susquehanna Bancshares, Inc. We also consent to the reference to our firm under the caption "Experts."



     Coopers & Lybrand L.L.P.

     One South Market Square
     Harrisburg, Pennsylvania
     October 15, 1996